UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-13617	04-2537528
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2004, Lifeline Systems, Inc. (the “Company”) entered into an Agreement and Plan of Share Exchange (the “Share Exchange Plan”) by and among the Company and Lifeline Holdings, Inc. (“Lifeline Holdings”), a wholly-owned subsidiary of the Company. The Share Exchange Plan effects the share exchange previously described in the S-4 Registration Statement filed by Lifeline Holdings (File No. 333-118929).

Completion of the share exchange is subject to the satisfaction of a number of conditions, including obtaining the requisite approval from the Company’s shareholders. The shares of common stock of Lifeline Holdings to be received by the Company’s shareholders pursuant to the Share Exchange Plan will be listed on the NASDAQ National Market and will trade under the symbol “LIFE.”

At any time prior to the effective time of the share exchange, the board of directors of either the Company or Lifeline Holdings, or both, may terminate the Share Exchange Plan.

The Share Exchange Plan is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Share Exchange Plan does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELINE SYSTEMS, INC.

Date: October 26, 2004	By:	/s/ Mark G. Beucler
Mark G. Beucler Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Share Exchange, dated as of October 25, 2004, by and among Lifeline Systems, Inc. and Lifeline Holdings, Inc.